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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Security Varilife Separate Account included in Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 33-77322) accompanying the Prospectus of Security Elite Benefit.

                                                               Ernst & Young LLP

Kansas City, Missouri
April 27, 1998